UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 8, 2005.

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Appointment of Principal Officers

At the Company’s Board of Directors meeting on August 8, 2005, Richard B. Hendrick, current Treasurer of the Company was appointed to also be Hardinge’s interim Chief Financial Officer.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

At the Company’s Board of Directors meeting on August 8, 2005, the Corporation Bylaws were amended to provide for seven directors.  A copy of the amendment to the bylaws is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01  Other Events – Dividend Declared

At the Company’s Board of Directors meeting on August 8, 2005, the Board declared a cash dividend of $0.03 per share on the Company’s common stock.  This dividend is payable September 9, 2005 to stockholders of record as of September 1, 2005.

Item 9.01  Financial Statements and Exhibits

c)              Exhibits

3.1 Amendment to the By-Laws of Hardinge Inc. dated August 8, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hardinge Inc.

August 9, 2005	By:	/s/ J. Patrick Ervin
Date		J. Patrick Ervin
Chairman, President and CEO